Exhibit 4.35


THE COMMON STOCK ISSUABLE PURSUANT TO THIS AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE COMMON STOCK ISSUABLE PURSUANT TO THIS AGREEMENT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT UNDER SUCH ACT AND SUCH LAWS WITH RESPECT TO THE COMMON STOCK ISSUABLE PURSUANT TO THIS AGREEMENT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                             USA TECHNOLOGIES, INC.
                         COMMON STOCK PURCHASE AGREEMENT

      This COMMON STOCK PURCHASE AGREEMENT is made this 18th day of June 2004 by and between USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA" or the "Company"), and STEVE ILLES ("ILLES" or "Investor").

                                   BACKGROUND

      As more fully set forth herein, ILLES has agreed to purchase from the Company shares of Common Stock of the Company ("Common Stock") for a purchase price not to exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Commitment Amount").

                                    AGREEMENT

      NOW THEREFORE, intending to be legally bound hereby, the parties agree as follows:

      1. Commitment. Subject to the terms and conditions hereof, ILLES agrees to purchase from USA shares of Common Stock with an aggregate purchase price not to exceed the Commitment Amount. The aggregate number of shares of Common Stock to be purchased by ILLES under this Agreement shall be as provided in Subsection D. of this Section 1.

      During the Purchase Period (as defined below), ILLES shall be permitted to purchase Common Stock from the Company from time to time at his own election as described in subsection A. below, and during the Put Commitment Period (as defined below) ILLES shall be required to purchase Common Stock from USA from time to time pursuant to the election of USA as described in subsection B. below.

      A. During the period of time from and after the date hereof and until the first annual anniversary of the effectiveness of the Initial Registration Statement (as defined referred in Section 7 hereof) ("Purchase Commitment Period"), ILLES shall be permitted to purchase Common Stock from the Company at any time and from time to time at the price per share of Thirty Cents ($.30) (the "Base Per Share Price"). ILLES shall purchase Common Stock by delivery to the Company (prior to expiration of the Purchase Commitment Period) of the purchase price for the Common Stock being purchased hereunder (the "Purchase Price"), and the completed Election To Purchase Form that is attached hereto. The Purchase Price shall be paid by ILLES either in cash or by certified check or bank draft payable to the order of the Company.

      B. In addition to the right of ILLES to purchase Common Stock at the Base Per Share Price, during the period of time from and after the effectiveness of the Initial Registration Statement (as defined in Section 7 hereof) and for a period of one year thereafter ("Put Commitment Period"), USA shall have the right at any time and from time to time during the Commitment Period to require ILLES to purchase Common Stock from the Company at the lower of the following price: (i) the Base Per Share Price (i.e., $.30), or (ii) 90% of the closing bid price per share on the date prior to the date of the delivery by USA to ILLES of the Commitment To Purchase Form described below. For example, if the closing bid price of the shares on the applicable date was $.50, then the exercise price would be the Base Per Share Price (i.e., $.30), and if the closing bid price of the shares on the applicable date was $.20, then the exercise price would be $.18. USA shall require ILLES to purchase Common Stock from USA hereunder by delivery to ILLES (prior to expiration of the Put Commitment Period) of the completed Commitment To Purchase Form that is attached hereto setting forth the purchase price of the Common Stock to be purchased by ILLES from USA ("Commitment Purchase Price") and the aggregate number of shares to be purchased by ILLES. The Commitment Purchase Price shall be delivered to the Company by ILLES within two business days after delivery to ILLES of the Commitment To Purchase Form and shall be paid by ILLES either in cash or by certified check or bank draft payable to the order of the Company. ILLES shall not be required by USA to purchase any Common Stock from USA pursuant to this Section 1.B unless the Common Stock being purchased by ILLES from USA hereunder has been registered for resale by ILLES under the Act pursuant to an effective registration statement, all in accordance with Section 7.

      C. Notwithstanding anything else set forth herein during any calendar month during the Commitment Period, or the Put Commitment Period, as the case may be, ILLES shall not purchase(or be required by USA to purchase) under this Agreement Common Stock with an aggregate


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

purchase price of more than Seven Hundred Thousand  Dollars($700,000).

      D. The initial number of shares of Common Stock subject to this Agreement shall be 25,000,000. In order to ensure that ILLES shall purchase Common Stock under this Agreement with a purchase price of up to the Commitment Amount, at any time and from time to time during the Purchase Commitment Period, and subject to the other terms and conditions of this Agreement, USA shall have the right to increase the number of shares of Common Stock covered by this Agreement by notice to ILLES.

      E. USA shall pay to ILLES a due diligence fee in the amount of $45,000. The due diligence fee shall be credited by USA against the price for initial shares of Common Stock purchased by ILLES hereunder.

      2. Share Issuance. Upon the payment of the Purchase Price or Commitment Purchase Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to ILLES and in the name of ILLES, a certificate or certificates for the number of shares of Common Stock so purchased. Such certificate or certificates shall be deemed to have been issued and ILLES shall be deemed to have become a holder of record of such Common Stock on and as of the date of the delivery to the Company of and payment of the Purchase Price or Commitment Purchase Price as aforesaid. If, however, at the date of payment of such Purchase Price or Commitment Purchase Price, the transfer books for the Common Stock shall be closed, the certificates for the Common Stock shall be issued and ILLES shall become a record owner of such Common Stock on and as of the next date on which such books shall be opened, and until such date the Company shall be under no duty to deliver any certificate for such Common Stock.

      3. Representations by ILLES. ILLES represents and warrants to the Company as follows:

           (a) ILLES has received, read and understands the provisions of each of the following: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003; (ii) the Company's Amendment No. 1 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on December 19, 2003 (File No. 333-110148);
           (iii) the Risk Factors section  incorporated  by reference  herein in
           Section 3(i) hereof; (iv) the Company's Form 10-QSB for the quarter ended September 30, 2003; (v) the Company's Form 10-QSB for the quarter ended December 31, 2003; (vi) the definitive proxy statement of the Company filed with the SEC on December 15, 2003, and (vii) the Company's Form 10-QSB for the quarter ended March 31, 2004. All of the foregoing together with this Agreement shall be referred to herein as "Offering Materials".


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

           (b) ILLES has relied only upon the information presented and contained in the Offering Materials. ILLES has had the opportunity to ask of the person or persons acting on behalf of the Company any and all relevant questions in connection with any aspect of the Company including, but not limited to, the Common Stock offered by the Offering Materials and has received answers which ILLES considers to be reasonably responsive to such questions. ILLES has had the opportunity to verify the accuracy of the information contained in the Offering Materials.

           (c) ILLES understands that ILLES is subscribing for the Common Stock without being furnished any literature or prospectus in connection with the Offering other than the Offering Materials, and that the Offering of the Common Stock presented in the Offering Materials will not have been scrutinized by the securities administrator or similar bureau, agency, or department of the state of my residence.

           (d) ILLES understands (i) that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), or registered or qualified under the securities laws of the state of my residence, (ii) except as provided in Section 7 hereof, ILLES has no right to require such registration or qualification, and (iii) that therefore ILLES must bear the economic risk of the investment for an indefinite period of time because the Common Stock may not be sold unless so registered or qualified or unless an exemption from such registration and qualification is available.

           Although the Company has agreed to use its best efforts to register for resale the Common Stock with the SEC, and to use its best efforts to keep such registration statement current and effective, there can be no assurance that such efforts will be successful. In any such event, the Common Stock would not be registered for resale under the Act, and could only be sold in reliance upon exemptions from registration under the Act.

           (e) The Common Stock is being purchased for ILLES' own account for investment purposes only and not for the interest of any other person and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Although the Common Stock is currently traded on the OTC Bulletin Board under the symbol USTT, ILLES also understands that there may not be any established public trading market for the sale of such securities.

           (f) ILLES is able to bear the economic risks related to purchase of the Common Stock for an indefinite period of time (i.e., ILLES is able to afford a complete loss of the Common Stock ILLES is subscribing to purchase). ILLES' net worth and assets are sufficient to enable him to purchase shares of Common Stock from USA in the amount of the Commitment Amount pursuant to this Agreement.

           (g) ILLES' overall commitment to investments which are not readily marketable is not disproportionate to ILLES' net worth and my investment in the Company will not cause such overall commitment to become excessive.

           (h) ILLES has adequate means of providing for ILLES' current needs and possible personal contingencies. ILLES has no need for liquidity of the Common Stock subscribed to be purchased hereby and has no reason to anticipate any change in ILLES' personal circumstances, financial or otherwise, which might cause or require any sale or distribution of such Common Stock subscribed to be purchased.

           (i) ILLES recognizes that the purchase of the Common Stock involves a high degree of risk including those special risks set forth under the caption "Risk Factors" and "Forward Looking Statements" in Amendment No. 1 to the Form SB-2 Registration Statement of the Company filed with the Commission on December 19, 2003 (No. 333-110148) all of which are incorporated herein by reference.

           (j) ILLES understand that ILLES' right to transfer the Common Stock will be restricted as set forth on the certificate evidencing the Common Stock. Such restrictions include provisions against transfer unless such transfer is not in violation of the Act, or applicable state securities laws (including investor suitability standards). ILLES is familiar with Regulation M promulgated under the Act and


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

           agrees to comply with his obligations thereunder including those relating to his status as an underwriter of the Common Stock.

           (k) All information which ILLES has provided to the Company including, but not limited to, financial position, and status as an accredited investor, and knowledge of financial and business matters is true, correct and complete as of the date of execution of this Agreement. I understand that the Company will rely in a material degree upon the representations contained herein.

           (l) ILLES understands that a legend may be placed on any stock certificate representing the Common Stock substantially to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

           (m) ILLES is an "accredited investor" as defined in Rule 501 promulgated under the Act because ILLES' individual net worth (or ILLES joint net worth with his spouse)on the date hereof exceeds $1,000,000.

           4.  Adjustments.  Subject  and  pursuant  to the  provisions  of this
Section 4, the Base Per Share Price shall be subject to adjustment from time to time only as set forth hereinafter:

                               a. In case the  Company  shall  declare  a Common
Stock dividend on the Common Stock, then the Base Per Share Price shall be proportionately decreased as of the close of business on the date of record of said Common Stock dividend in proportion to such increase of outstanding shares of Common Stock.


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

                               b. If the Company shall at any time subdivide its
outstanding Common Stock by recapitalization, reclassification or split-up thereof, the Base Per Share Price immediately prior to such subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification, or combination thereof, the Base Per Share Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Base Per Share Price shall become effective at the close of business on the record date for such subdivision or combination. The Base Per Share Price shall be proportionately increased or decreased, as the case may be, in proportion to such increase or decrease, as the case may be, of outstanding shares of Common Stock.

                               c.  Whenever the Base Per Share Price is adjusted
as herein provided, the Company shall promptly mail to ILLES a statement setting forth the adjusted Base Per Share Price determined as so provided.

                     5. Reservation. There has been reserved, and the Company shall at all times keep reserved out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the rights of purchase represented by this Agreement. The Company agrees that all shares of Common Stock issued hereunder shall be, at the time of delivery of the certificates for such Common Stock, validly issued and outstanding, fully paid and non-assessable.

                     6. Securities Laws. As a condition to the issuance of any Common Stock pursuant this Agreement, ILLES shall execute and deliver such representations, warranties, and covenants, that may be required by applicable federal and state securities law, or that the Company determines is reasonably necessary in connection with the issuance of such Common Stock. In addition, the certificates representing the Common Stock shall contain such legends, or restrictive legends, or stop transfer instructions, as shall be required by applicable Federal or state securities laws, or as shall be reasonably required by the Company or its transfer agent.

                     7. Registration Provisions. No later than June 30, 2004, the Company shall prepare and file, at its sole cost and expense, and thereafter use its best efforts to have declared effective, an appropriate registration statement with the Securities and Exchange Commission registering all of the 25,000,000 shares of Common Stock initially covered by this Agreement for resale by ILLES under the Act (the "Initial Registration Statement"). As provided in
Section 1.D hereof, USA has the right from time to time to increase the number of shares of Common Stock to be covered by this Agreement. Any such additional shares may be included in an amendment or post-effective amendment to the Initial Registration Statement, or in a separate additional registration statement.

                     The term "registration statement" whenever and as used in this Agreement shall mean and include for all purposes the Initial Registration Statement and any amendment or post-effective amendment thereto as well as any additional registration statement or amendment or post- effective amendment thereto covering any Common Stock subject to this Agreement.

                     The registration statement shall be prepared as a "shelf" registration statement under Rule 415, and the Company shall use its best efforts to have the registration statement maintained effective until the earlier of (i) one year from the effective date of the Initial Registration Statement, or (ii) the date that all of the Common Stock covered by this Agreement is resold by ILLES pursuant to the registration statement or otherwise.

                     At the Company's request, ILLES shall furnish to the Company such information regarding ILLES, the Common Stock held by ILLES, and the intended method of disposition of such Common Stock to the extent required to effect the registration of the Common Stock. The Company shall include all information provided by ILLES pursuant hereto in the registration statement, substantially in the form supplied, except to the extent such information is not permitted by law. ILLES understands and agrees that ILLES will be listed and disclosed in the registration statement as an underwriter of the Common Stock as such term is defined in Section 2(a)(11) of the Act and as such ILLES will have liability, among other things, under Section 11 of the Act.

                     All expenses (other than commissions and fees and expenses of counsel to ILLES) incurred in connection with the registration statement, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

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

          8. Binding Effect. This Agreement shall be binding upon the party's respective heirs, personal representatives, successors and assigns; provided, however, that this Agreement shall not be assignable by ILLES , including in whole or in part, without the prior consent of the USA.

           9. Indemnification. In the event any shares of Common Stock are included in a registration statement under this Agreement:

                     (a) To the extent permitted by law, the Company will indemnify and hold harmless ILLES, against any losses, claims, damages, or liabilities to which ILLES may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act")(or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will reimburse ILLES for any legal or other expenses reasonably incurred by ILLES in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by ILLES; provided however, that the above shall not relieve the Company from any other liabilities which it might otherwise have.

                     (b) ILLES shall indemnify and hold harmless the Company, its directors and officers, each underwriter and each other person, if any, who controls (within the meaning of the Act) the Company or such other indemnified party, against any liability, joint or several, to which any such indemnified party may become subject under the Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by ILLES to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by ILLES specifically for use therein. ILLES shall reimburse any indemnified party for any legal fees incurred in investigating or defending any such liability.

                     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume, the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

                     (d) In the event that the indemnity  provided in paragraphs
(a) and/or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and ILLES agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and ILLES may be subject in such proportion as is appropriate to reflect the relative fault of the Company and ILLES in connection with the statements or omissions which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by ILLES. The Company and ILLES agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Company within the meaning of either the Act or the Exchange Act and each director and officer of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                     (e) The  obligations  of the  Company  and ILLES under this
Section 9 shall survive the resale, if any, of the Common Stock in a registration statement under this Agreement, and otherwise.

           10. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes


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

shall be construed in accordance with the laws thereof regardless of its choice of law rules.

           11. Brokers and Finders. USA and ILLES hereby represent to each other that no broker or finder has been employed or engaged by either of them in connection with the transactions contemplated in this Agreement and that all negotiations relative to this Agreement have been carried on directly between the parties hereto without the intervention of any other person.

           12. Survival of Representations and Warranties, and Remedies. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.

           13. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as herein expressly set forth herein.

           14. Waiver, Modification, etc.. Any party to this Agreement may waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Agreement. No amendment or modification of this Agreement shall be binding unless in writing executed by all of the parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

           15. Notice. Any notice or other communications required or permitted hereunder shall be sufficiently given: (i) three (3) business days after if sent by certified mail, return receipt requested, postage prepaid, or (ii) one (1) business day after sent by Federal Express or other overnight courier providing delivery confirmation for next business day delivery, or (ii) when delivered by


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

personal delivery, telecopier, or e-mail, in any event delivered to or addressed as follows:

                     If to ILLES:

                               Mr. Steve Illes
                               8006 Southeast 167th Hilltop Loop
                               Villages, Florida 32162

                     If to USA:

                               USA Technologies, Inc.
                               Suite 140
                               100 Deerfield Lane
                               Malvern, Pennsylvania 19355
                               Attn: George R. Jensen, Jr., Chairman

           16. Consent to Jurisdiction. Each of USA and ILLES irrevocably consents and agrees that any legal action or proceeding whatsoever arising out of or in any way connected with this Agreement or the transactions contemplated hereby may be commenced, filed, instituted or brought in the state or federal courts of the Commonwealth of Pennsylvania, and each of the parties hereto irrevocably submits and accepts with regard to any such legal action or proceeding to the jurisdiction of such courts. Each of the parties irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the parties hereto, such service to become effective upon mailing. Each of the parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, brought in such Pennsylvania courts, and hereby further irrevocably waives any claim, that any such suit, action or proceeding brought in such courts, has been brought in an inconvenient forum.

           17. Counterparts. This Agreement may be signed in two or more counterparts which counterparts shall constitute a single, integrated agreement binding upon all the signatories to such counterparts. Delivery of an executed


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

counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

           18. Expenses. Except as specifically provided otherwise herein, each party hereto shall pay its or his own expenses arising from this Agreement and the transactions contemplated hereby, including, without limitation, all legal and accounting fees and disbursements; provided, however, that nothing herein shall limit or otherwise modify any right of the parties to recover such expenses (including legal fees and costs of litigation) from the other in the event any party hereto breaches this Agreement.

           19. Further Assurances. Each of the parties hereto shall hereafter execute and deliver such further documents and instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

                     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Common Stock Purchase Agreement on the date first written above.


                                          USA TECHNOLOGIES, INC.


/s/ Steve Illes                           By: /s/ George R. Jensen, Jr.
---------------                               --------------------------------
STEVE ILLES                                   George R. Jensen, Jr.,
                                              Chief Executive Officer

USA TECHNOLOGIES, INC.
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania  19355
Attn:  George R. Jensen, Jr.,
       Chief Executive Officer



                              ELECTION TO PURCHASE


           STEVE ILLES hereby irrevocably elects to exercise the right of purchase represented by the Common Stock Purchase Agreement between the Company and ILLES. Pursuant thereto, ILLES desires to purchase _____________ shares of Common Stock provided for therein and tenders herewith full payment of the Base Per Share Price for the shares of Common Stock being purchased, all in accordance with the Agreement. ILLES requests that a Certificate representing such shares of Common Stock shall be issued to and registered in the name of, and delivered to, ILLES at the address set forth in the Agreement.



Dated:              , 2004
       -------------                         ----------------------------
                                             STEVE ILLES

Mr. Steve Illes
8006 Southeast 167th Hilltop Loop
Villages, Florida 32162



                             COMMITMENT TO PURCHASE


           Pursuant to the Common Stock Purchase Agreement between USA and ILLES, USA hereby irrevocably elects to require ILLES to purchase shares of Common Stock provided for therein at the price of ___ per share, or an aggregate of $_________, for ____________ shares of Common Stock. Pursuant to the Agreement, ILLES shall deliver the purchase price for the shares within two business days. The certificate representing such shares of Common Stock shall be issued to and registered in the name of, and delivered to, the ILLES at the address set forth in the Agreement.




Dated:              , 2004                   USA TECHNOLOGIES, INC.
       -------------

                                             By:
                                                 ------------------------------
                                                 Title:



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